UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

NEW VIACOM CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.     Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2005, New Viacom Corp., to be renamed Viacom Inc. (“New Viacom”) after the separation of the current Viacom Inc. into two publicly traded companies, entered into an agreement (the “Agreement”) with National Amusements, Inc. (“NAI”) and NAIRI, Inc. (“NAIRI”), a wholly owned subsidiary of NAI, pursuant to which New Viacom has agreed to buy, and NAI and NAIRI have agreed to sell, a number of shares of New Viacom class B common stock each month such that the ownership percentage of New Viacom class A common stock and New Viacom class B common stock (considered as a single class) held by NAI and/or NAIRI will not increase as a result of purchases of shares of New Viacom common stock under New Viacom’s $3.0 billion stock purchase program announced in December 2005. The Agreement will become effective after the separation of the current Viacom Inc. into New Viacom and CBS Corporation. The purchase price for the shares of New Viacom common stock to be purchased from NAI and/or NAIRI will be determined on a monthly basis based on the volume weighted average trading prices for the New Viacom class B common stock as reported by Bloomberg L.P. for trades permitted under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, on days on which New Viacom purchases New Viacom common stock in the open market under New Viacom’s stock purchase program. The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

For a description of certain relationships among NAI, NAIRI and New Viacom, please see the section entitled “New Viacom Related Party Transactions” in New Viacom’s registration statement on Form S-4/A filed with the Securities and Exchange Commission on November 23, 2005.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.	The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Agreement dated as of December 21, 2005 between New Viacom Corp., National Amusements, Inc. and NAIRI, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW VIACOM CORP.
(Registrant)

By:	/s/ Michael D. Fricklas

	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 23, 2005

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Agreement dated as of December 21, 2005 between New Viacom Corp., National Amusements, Inc. and NAIRI, Inc.